UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 19, 2012 (Date of earliest event reported)
Zumiez Inc. (Exact name of registrant as specified in its charter)

WA (State or other jurisdiction of incorporation)	000-51300 (Commission File Number)	91-1040022 (IRS Employer Identification Number)

6300 Merrill Creek Parkway, Suite B, Everett, Washington (Address of principal executive offices)		98203 (Zip Code)
4255511500 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 18, 2012, Zumiez Inc. (the "Company"), through Eff zwanzig Beteiligungsverwaltung GmbH, a limited liability company incorporated under the laws of Austria and an indirect wholly owned subsidiary of the Company, entered into a Share Purchase Agreement (the "Purchase Agreement") with Gerfried Schuller and Alexander Zezula (together, the "Sellers") regarding the sale and purchase of all of the outstanding equity of Snowboard Dachstein Tauern GmbH, a limited liability company incorporated under the laws of Austria ("Target Company 1") and Blue Tomato Graz Handel GmbH, a limited liability company incorporated under the laws of Austria ("Target Company 2" and with Target Company 1, collectively the "Target Companies" or "Blue Tomato").

Pursuant to the terms of the Purchase Agreement, the Company has agreed to acquire from Sellers all of the issued and outstanding equity of Blue Tomato (the "Transaction") for a purchase price at the closing of the Transaction (the "Closing") of 59.5 million Euros, subject to certain pre-closing and post-closing adjustments as set forth in the Purchase Agreement. In addition, the Purchase Agreement also provides for the possibility of future incentive payments to the Sellers in an aggregate amount of up to 22.1 million Euros (referred to as the "Earn-Out Payments") to the extent that certain financial metrics are met. These financial metrics include performance incentives related to (i) the obtainment of certain EBITDA performance of Blue Tomato for the fiscal year ending 2015 and (ii) the opening of certain defined incremental stores in the European market by the end of the fiscal year ending 2015. Up to 5 million Euros of the Earn-Out Payments may be paid to the Sellers in the form of shares of Zumiez common stock, which stock will be valued as of the date of the Closing. The payment of Earn-Out Payments is also generally conditioned on the Sellers' being employed by Blue Tomato at the end of the fiscal year ending 2015. Further details and terms and conditions related to the Transaction, including the Earn-Out Payments are set forth in the Purchase Agreement. The Purchase Agreement also contains customary representations and warranties and indemnification provisions.

Item 7.01. Regulation FD Disclosure

In connection with the Purchase Agreement, the Company has issued a press release (the "Press Release"), which is attached to this report as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information contained in the Press Release shall not be deemed "Filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the Press Release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Zumiez Inc. dated June 19, 2012

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2012	ZUMIEZ INC. By: /s/ Richard M. Brooks Richard M. Brooks Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Zumiez Inc. dated June 19, 2012